                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              LAFARGE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                            [LAFARGECORPORATIONLOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 8, 2001

     The 2001 annual meeting of stockholders of Lafarge Corporation will be held at The Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, on Tuesday, May 8, 2001, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company's Common Stock and the holders of the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc. -- through an agreement with Computershare Trust Company of Canada whereby it votes the Company's Voting Stock as instructed by holders of Exchangeable Preference Shares -- will act on the following matters:

        (1) Election of directors for the ensuing year;

        (2) Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal year 2001; and

        (3) Any other matters that properly come before the meeting.

     Holders of record of the Company's Common Stock and of the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc., at the close of business on March 12, 2001 are entitled to vote, or in the case of the Exchangeable Preference Shares, to direct the vote of the Company's Voting Stock, at the meeting or any postponements or adjournments of the meeting.

     Please submit your proxy, or in the case of the Exchangeable Preference Shares your instructions to the Computershare Trust Company of Canada, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions

March 28, 2001
                                          By Order of the Board of Directors,

                                            [/s/ David C. Jones]
                                               DAVID C. JONES
                                           Vice President--Legal
                                           Affairs and Secretary

                               TABLE OF CONTENTS

ABOUT THE MEETING...........................................    1
  Why am I receiving these materials?.......................    1
  What information is contained in these materials?.........    1
  What proposals will be voted on at the meeting?...........    1
  What is Lafarge Corporation's voting recommendation?......    1
  What is the record date and how many shares were
     outstanding on the record date?........................    1
  What constitutes a quorum?................................    1
  What shares owned by me can be voted?.....................    2
  How do I vote?............................................    2
  Can I change my vote?.....................................    2
  What vote is required to approve each item?...............    2
  How will abstentions and broker non-votes affect the
     election of directors and ratification of the
     appointment of Arthur Andersen?........................    3
  What does it mean if I receive more than one proxy or
     voting instruction card?...............................    3
  Where can I find the voting results of the meeting?.......    3
STOCK OWNERSHIP.............................................    4
  Who are the largest owners of the Company's stock?........    4
  How much stock do the Company's directors and executive
     officers own?..........................................    5
ITEM 1 -- ELECTION OF DIRECTORS.............................    7
  Who are the nominees standing for election as
     directors?.............................................    7
  How are directors compensated?............................    9
  What committees has the Board established?................   10
  Other Information.........................................   11
  Section 16(a) Beneficial Ownership Reporting Compliance...   12
EXECUTIVE COMPENSATION......................................   13
  Report on Executive Compensation..........................   13
  Compensation Committee Interlocks and Insider
     Participation..........................................   15
  Summary Compensation Table................................   16
  Option Exercises and Year-End Values......................   17
  Option Grants.............................................   17
  Performance Graph.........................................   18
  Retirement Plans..........................................   18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   20
  Indebtedness of Management................................   20
  Transactions with Management and Others...................   20
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.....   21
  Audit Fees................................................   22
  Financial Information Systems Design and Implementation
     Fees...................................................   22
  All Other Fees............................................   22
ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS...............................................   23
OTHER MATTERS...............................................   24
  Are other matters to be considered at the annual
     meeting?...............................................   24
  When must stockholder proposals for the 2002 annual
     meeting be submitted?..................................   24
  Who will bear the cost of soliciting proxies for the
     annual meeting?........................................   24
  How do I obtain a copy of the company's Form 10-K Annual
     Report?................................................   24
APPENDIX -- LAFARGE CORPORATION AUDIT COMMITTEE CHARTER

                            [lafargecorporationlogo]

                        12950 WORLDGATE DRIVE, SUITE 500
                            HERNDON, VIRGINIA 20170

                                PROXY STATEMENT

     This proxy statement contains information relating to the annual meeting of stockholders of Lafarge Corporation to be held at The Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia on Tuesday, May 8, 2001, beginning at 9:00 a.m. local time, and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

WHY AM I RECEIVING THESE MATERIALS?

     The Board of Directors of Lafarge Corporation is providing these proxy materials to you in connection with Lafarge Corporation's annual meeting of stockholders scheduled for 9:00 a.m., May 8, 2001 at The Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia 22102 . You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

     This proxy statement contains information relating to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and our most highly paid officers, and certain other required information.

WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

     There are two proposals scheduled to be voted on at the meeting:

        - election of directors for the ensuing year; and

        - ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants.

WHAT IS LAFARGE CORPORATION'S VOTING RECOMMENDATION?

     Our board of directors recommends that you vote "FOR" all of the nominees to the board and "FOR" ratification of Arthur Andersen LLP as the Company's independent accountants.

WHAT IS THE RECORD DATE AND HOW MANY SHARES WERE OUTSTANDING ON THE RECORD DATE?

     The record date for the annual meeting is March 12, 2001. At the close of business on the record date, there were 67,614,235 shares of Common Stock, par value $1.00 per share, and 4,457,239 Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc. outstanding.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting in person or by proxy of the holders of a majority of the combined total of the Company's Common Stock and the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc. (through instructions to the Computershare Trust Company of Canada as to how to vote the Company's Voting Stock) outstanding on the record date will constitute a quorum. Broker non-votes and shares represented by proxies received but marked as abstentions will be counted as present for purposes of determining the quorum.

WHAT SHARES OWNED BY ME CAN BE VOTED?

     You may vote all of the Company's Common Stock and Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc., owned by you as of the record date, March 12, 2001.

HOW DO I VOTE?

     Common Stock Held Directly by You. If you complete and properly sign and return the accompanying proxy card, it will be voted as you direct. If you have access to the Internet and desire to do so, you may submit your proxy over the Internet by following the "Vote by Internet" instructions on the proxy card. If you live in the United States or Canada, you may submit your proxy over the phone by following the "Vote by Phone" instructions on the proxy card. You may also attend the meeting and deliver your proxy card in person or otherwise vote in person at the meeting. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the meeting.

     Common Stock Held in a Broker's Account or by a Nominee (i.e., held in "street name"). You may vote shares of Common Stock held by your broker or other nominee by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the voting instruction card included by your broker or nominee for specific instructions on how to submit your vote. You may not vote these shares in person at the meeting.

     Exchangeable Preference Shares. Holders of Exchangeable Preference Shares are entitled to direct how the Company's Voting Stock is to be voted at the annual meeting. We have deposited shares of our Voting Stock with the Computershare Trust Company of Canada under an arrangement whereby Computershare Trust is to vote those shares as directed by holders of Exchangeable Preference Shares. Under this arrangement, each holder of Exchangeable Preference Shares (other than Lafarge Corporation and Lafarge Canada Inc.) may instruct Computershare Trust how to vote one share of Voting Stock for each Exchangeable Preference Share held. Please refer to the instruction card included by Computershare Trust for specific instructions on how to direct your vote. You may not vote Exchangeable Preference Shares held on the record date in person at the meeting.

     Anyone acquiring Exchangeable Preference Shares after the close of business on the record date, March 12, 2001, may instruct the Computershare Trust Company of Canada to vote the underlying Voting Stock on his or her behalf even though he or she did not hold the Exchangeable Preference Shares on the record date. To do so, he or she must notify Computershare Trust in writing no later than April 23, 2001 either (i) how Computershare Trust should vote the underlying Voting Stock or (ii) that the holder of the Exchangeable Preference Shares will attend the annual meeting and vote those shares in person. Computershare Trust must also receive at its offices in Montreal, Quebec no later than April 30, 2001 properly endorsed certificates for those shares or other evidence satisfactory to Computershare Trust that ownership of the Exchangeable Preference Shares has transferred.

CAN I CHANGE MY VOTE?

     Holders of Common Stock may change their vote at any time prior to the vote at the annual meeting. To change your vote for shares held directly in your name, you may either grant a new proxy or attend the annual meeting and vote in person. If you attend the meeting but do not inform us that you wish to change your vote, your proxy will be voted as previously directed. To change your vote for shares you beneficially own, you must submit new voting instructions to your broker or nominee. To change your vote for Exchangeable Preference Shares, you must write to the Computershare Trust Company of Canada before it has acted upon your prior instructions.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting either in person or by proxy is required for the election of directors.

     Ratification of Appointment of Independent Accountants. The affirmative vote of a majority of votes cast at the annual meeting either in person or by proxy with respect to the ratification of the appointment of Arthur Andersen is required to ratify the appointment of Arthur Andersen as independent accountants for the Company.

HOW WILL ABSTENTIONS AND BROKER NON-VOTES AFFECT THE ELECTION OF DIRECTORS AND RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN?

     Abstentions and broker non-votes will not be counted as votes cast with respect to either the election of directors or the ratification of the appointment of Arthur Andersen and, therefore, will have no effect on the result of either vote.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

     If you receive more than one proxy card, your shares are registered under different names or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

     We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2001.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     The table below shows all stockholders known to the Company to beneficially own (under the rules of the SEC) as of March 12, 2001 more than 5% of the Company's Common Stock.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL
           NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNERSHIP       PERCENT OF CLASS(1)
           ------------------------------------              -----------------   -------------------
Lafarge S.A................................................    39,130,786(2)            54.3%
61, rue des Belles Feuilles
75116 Paris France
FMR Corp...................................................     5,018,686(3)             7.0%
82 Devonshire Street
Boston, Massachusetts 02109

---------------
(1) Calculated based on the number of shares of Common Stock plus the number of Exchangeable Preference Shares outstanding. Holders of Exchangeable Preference Shares (other than the Company and Lafarge Canada, Inc.) have voting rights in the Company through a trust holding shares of the Company's Voting Stock.

(2) Includes 38,642,266 shares of Common Stock and 488,520 Exchangeable Preferences Shares of our subsidiary, Lafarge Canada Inc., held by Lafarge S.A. either directly or through its beneficial interests in Lafarge (U.S.) Holdings and Paris-Zurich Holdings (both New York trusts) and Cementia Holdings A.G., a Swiss corporation and majority-owned subsidiary of Lafarge S.A.

(3) Based solely on Schedule 13G/A dated February 14, 2001 filed by FMR Corp. with the U.S. Securities and Exchange Commission. The Schedule 13G/A reports beneficial ownership by FMR Corp. of 5,018,686 shares of Common Stock, with sole power to dispose or direct the disposition of all such shares and sole power to vote (or direct the vote of) 420,450 of such shares. The Schedule 13G/A also reports that the interest of Fidelity Magellan Fund, an investment company registered under the Investment Company Act of 1940, in the shares of Common Stock beneficially owned by FMR Corp. amounted to 3,683,081 shares.

     The Company and its parent, Lafarge S.A., are parties to an Option Agreement dated November 1, 1993 and amended as of May 2, 2000. This agreement, as amended, is intended to enable Lafarge S.A. to maintain its existing margin of voting control. Through this agreement, as amended, Lafarge S.A. has the right until October 31, 2003 to purchase voting securities from the Company whenever the Company issues voting securities. The agreement and related amendment were approved by the Company's independent directors (i.e., those directors with no affiliation with Lafarge S.A.) based upon the business advantages to the Company which result from Lafarge S.A.'s majority ownership of the Company. Lafarge S.A. is a public company whose voting securities are traded on various European securities exchanges. Through its worldwide interests, Lafarge S.A. is principally engaged in the manufacture and sale of cement, concrete, aggregates, gypsum products and roofing. The Company understands that Lafarge S.A. presently intends to maintain its position as majority owner of the Company.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The table below shows the number of shares of the Company's Common Stock and the number of shares of the common stock of Lafarge S.A. (the Company's "parent" as that term is defined in regulations promulgated under the Securities Exchange Act of 1934, as amended) beneficially owned as of March 12, 2001 by (i) the Company's directors and nominees for director, (ii) the executive officers of the Company named in the Summary Compensation Table below and (iii) the directors, nominees and executive officers of the Company as a group. Unless otherwise indicated, all shares are directly owned.

                                                 BENEFICIAL OWNERSHIP              BENEFICIAL OWNERSHIP
                                                   OF THE COMPANY'S                  OF LAFARGE S.A.
                                                  COMMON STOCK(1)(2)                 COMMON STOCK(2)
                                               ------------------------       ------------------------------
                                                NUMBER         PERCENT            NUMBER            PERCENT
                    NAME                       OF SHARES       OF CLASS          OF SHARES          OF CLASS
                    ----                       ---------       --------       ---------------       --------
Thomas A. Buell..............................     12,500          *                     0
Marshall A. Cohen............................     12,000(3)       *                     0
Bertrand P. Collomb..........................    128,819          *               210,736              *
Philippe P. Dauman...........................      7,000          *                     0
Bernard L. Kasriel...........................     28,250          *                84,323              *
Jacques Lefevre..............................      4,100          *                86,406              *
Paul W. MacAvoy..............................     13,000          *                     0
Claudine B. Malone...........................     11,250(4)       *                     0
Robert W. Murdoch............................     13,100          *                 1,536              *
Bertin F. Nadeau.............................     12,067(5)       *                     0
John D. Redfern..............................     21,730          *                   559              *
Joe M. Rodgers...............................     12,500(6)       *                     0
Philippe Rollier.............................          0                            6,300              *
Michel Rose..................................     71,250          *                37,685              *
Lawrence M. Tanenbaum........................          0                                0
Gerald H. Taylor.............................      3,750          *                     0
John M. Piecuch..............................    168,902          *                 9,121              *
Michael J. Balchunas.........................     54,898          *                     0
Edward T. Balfe..............................    139,639          *                     0
Peter H. Cooke...............................     75,997          *                     0
Larry J. Waisanen............................     56,170          *                     0
All directors and executive officers of the
  Company as a group (29 persons)............  1,035,510          *               440,486              *

---------------
 *  Less than 1%

(1) The shares below include (a) Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc., which are exchangeable at the option of the holder into Common Stock on a one for one basis and (b) Common Stock covered by stock options that were exercisable on March 12, 2001 or within 60 days thereafter (referred to below as "currently exercisable options"). Holders of Exchangeable Preference Shares have voting rights in the Company through a trust holding shares of the Company's Voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Preference Share held.

(2) The number of shares reported for each of the individuals listed below includes the following number of shares which are not outstanding but are subject to currently exercisable options:

                          COMPANY   LAFARGE S.A.
                          COMMON       COMMON
          NAME             STOCK       STOCK
          ----            -------   ------------
Thomas A. Buell.........   11,000
Marshall A. Cohen.......   11,000
Bertrand P. Collomb.....  113,750     184,987
Philippe P. Dauman......    7,000
Bernard L. Kasriel......   26,250      79,373
Jacques Lefevre.........    4,000      83,756
Paul W. MacAvoy.........   11,000
Claudine B. Malone......   11,000
Robert W. Murdoch.......   11,000
Bertin F. Nadeau........   11,000

                          COMPANY   LAFARGE S.A.
                          COMMON       COMMON
          NAME             STOCK       STOCK
          ----            -------   ------------
John D. Redfern.........   11,000
Joe M. Rodgers..........   11,000
Michel Rose.............   71,250      37,359
Gerald Taylor...........    1,750
John M. Piecuch.........  160,000       9,012
Michael J. Balchunas....   52,750
Edward T. Balfe.........  135,000
Peter H. Cooke..........   74,250
Larry J. Waisanen.......   53,125
Total Directors &
  Officers..............  972,875     397,616

---------------
(3) Includes 1,000 shares owned by Adroit Investments Ltd., which is controlled by Mr. Cohen.

(4) Includes 250 shares owned by Financial & Management Consulting, Inc. which is controlled by Ms. Malone.

(5) Includes 1,023 shares owned by La Financiere Nadeau Ltd. which is controlled by Mr. Nadeau.

(6) Includes 1,500 shares owned by JMR Investments which is controlled by Mr. Rodgers and his wife.

                        ITEM 1 -- ELECTION OF DIRECTORS

WHO ARE THE NOMINEES STANDING FOR ELECTION AS DIRECTORS?

     Below you will find certain background information regarding each of the nominees standing for election. Each of the nominees has consented to serve as a director if elected. All proxies received, unless revoked, will be voted for each of the nominees listed below, unless authorization to so vote is withheld. Cumulative voting is not permitted. If a nominee should become unavailable to stand for election for any reason, the persons designated as proxies will have full discretion to cast their votes for any other person designated by the Board.

     Except for Mr. Rollier, all the nominees are currently directors of the Company. Effective May 8, 2001, John M. Piecuch resigned as the Company's President and Chief Executive Officer. Mr. Rollier was elected by the Board to serve as the Company's President and Chief Executive Officer upon Mr. Piecuch's resignation, and was nominated by the Board to stand for election as a director in Mr. Piecuch's stead.

     THOMAS A. BUELL, Director/Consultant of Weldwood of Canada Limited (diversified manufacturer of paper products). Mr. Buell has served in such capacity since May 1996. Mr. Buell, age 69, was Chairman of the Board of Weldwood of Canada Limited from January 1979 to April 1996 and President and Chief Executive Officer of such company from August 1975 to December 1992. He is also a director of Placer Dome Inc., B.C. Gas, Inc., Trans Mountain Pipe Line Company Ltd. and TimberWest Forest Limited. He has served as a director of the Company since January 1, 1993.

     MARSHALL A. COHEN, Counsel, Cassels, Brock & Blackwell, Barristers and Solicitors. Mr. Cohen, age 65, has served in such capacity since October 1996. From November 1988 to September 1996, he was President and Chief Executive Officer and a director of The Molson Companies Limited. He is also a director of Barrick Gold Corporation, American International Group, Inc. and Clark USA. He has served as a director of the Company since 1991.

     BERTRAND P. COLLOMB, Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Lafarge S.A. Mr. Collomb, age 58, has served as Chairman of the Board of the Company since January 1989 and as Chairman of the Board and Chief Executive Officer of Lafarge S.A. since August 1, 1989. He served as Vice Chairman of the Board and Chief Operating Officer of Lafarge S.A. from January 1989 to August 1, 1989. He was Vice Chairman of the Board and Chief Executive Officer of the Company and Senior Executive Vice President of Lafarge S.A. from 1987 until January 1989. He has served as a director of the Company since 1985.

     PHILIPPE P. DAUMAN, Co-Chairman and Chief Executive Officer of DND Capital Partners, LLC since May 2000. Prior to May 2000, Mr. Dauman, age 47, served as Deputy Chairman since January 1996 and as Executive Vice President since March 1994 of Viacom, Inc. He also held the title of General Counsel of Viacom from 1993 to 1998. Previously Mr. Dauman was a partner of the law firm Shearman & Sterling. He is also a director of Viacom, Inc., Viacom's parent company, National Amusements, Inc., Blockbuster, Inc. and Genuity, Inc. He has served as a director of the Company since 1997.

     BERNARD L. KASRIEL, Vice Chairman of the Board of the Company and Vice Chairman and Chief Operating Officer of Lafarge S.A. Mr. Kasriel, age 54, was elected to his current position in May 1996. He has served as Vice Chairman and Chief Operating Officer of Lafarge S.A. since January 1, 1995. Prior to that he served as Managing Director of Lafarge S.A. from 1989 to 1994, Senior Executive Vice President of Lafarge S.A. from 1987 to 1989 and Executive Vice President of Lafarge S.A. from 1982 until March 1987. Mr. Kasriel is also a director of Sonoco Products Company. He has served as a director of the Company since 1989.

     JACQUES LEFEVRE, Corporate Director. Mr. Lefevre, age 62, served as Vice Chairman and Chief Operating Officer of Lafarge S.A. from January 1, 1995 through 2000. From August 1, 1989 to 1994, he served as Managing Director of Lafarge S.A. He served as Senior Executive Vice President of Lafarge S.A. from 1987 to August 1, 1989 and as Executive Vice President of Lafarge S.A. from 1983 to 1987. He has served as a director of the Company since 1983.

     PAUL W. MACAVOY, Williams Brothers Professor of Management Studies, Yale School of Management. Mr. MacAvoy, age 66, has been Williams Brothers Professor since 1992. He served as Dean of the Yale School of Management from 1992 to 1994, as McLaughlin Visiting Professor of Business Administration, Amos Tuck School, Dartmouth College in 1991, as Lester Crown Visiting Professor, Yale School of Management from 1990 to 1991 and as Dean and John M. Olin Professor of Public Policy, W.E. Simon Graduate School of Business Administration, University of Rochester from 1983 to 1991. He has served as a director of the Company since 1993.

     CLAUDINE B. MALONE, President of Financial & Management Consulting, Inc. Ms. Malone, age 64, has served in such capacity since 1982. Ms. Malone is also a director of Houghton Mifflin Company, Lowe's Companies and SAIC Corp. She has served as a director of the Company since May 1994.

     ROBERT W. MURDOCH, Corporate Director. Mr. Murdoch, age 59, was formerly President and Chief Executive Officer of the Company from January 1989 to August 1992, President and Chief Executive Officer of LCI from 1985 to 1992, Senior Executive Vice President of Lafarge S.A. from August 1989 to September 1992 and President and Chief Operating Officer of the Company from 1987 to 1989. Mr. Murdoch is also a director of Lafarge S.A., LCI, Usinor S.A., Sierra Systems Group Inc., Lallmano, Inc. and Power Corporation International Limited. He has served as a director of the Company since 1987.

     BERTIN F. NADEAU, Chairman of the Board and Chief Executive Officer of GescoLynx Inc. (a private holding company). Mr. Nadeau has served in such capacity since September 30, 1994. He was also Chairman of the Board, President and Chief Executive Officer of Unigesco Inc. from 1982 to September 1994 and Chairman of the Board of Unigesco's affiliate, Univa Inc. (a marketer and distributor in the food sector) from October 1989 to July 1993. Mr. Nadeau, age 60, is also a director of Sun Life Assurance Company of Canada. He has served as a director of the Company since 1988.

     JOHN D. REDFERN, Chairman of the Board of LCI. Mr. Redfern has served as Chairman of the Board of LCI since 1984. Mr. Redfern served as Vice Chairman of the Board of the Company from January 1989 to May 1996, as Chairman of the Board of the Company from 1985 until January 1989, as President and Chief Executive Officer of the Company from 1983 until 1985 and as Chief Executive Officer of LCI from 1977 to 1985. Mr. Redfern, age 65, is also a director of LCI. He has served as a director of the Company since 1983.

     JOE M. RODGERS, Chairman, The JMR Group (investment company). Mr. Rodgers, age 67, served as the United States Ambassador to France from 1985 until 1989. He is also a director of AMR Corporation/ American Airlines, Inc., Gaylord Entertainment Company, Medical Properties of America, Inc., SunTrust Bank, Nashville, N.A., Towne Services, Inc., and Tractor Supply Company. He has served as a director of the Company since 1989.

     PHILIPPE ROLLIER, Regional President of Lafarge S.A. - Central Europe and CIS for Cement, Aggregates and Concrete. Mr. Rollier, age 58, has served in such capacity since 1995 and has served as Groupe Executive Vice President of Lafarge S.A. since 1999. Since joining Lafarge S.A. in 1969, Mr. Rollier has held positions of increasing managerial importance throughout Europe and Canada. Effective May 8, 2001, Mr. Rollier will become President and Chief Executive Officer of the Company.

     MICHEL ROSE, Group Senior Executive Vice President of Lafarge S.A. Mr. Rose has served as Senior Executive Vice President of Lafarge S.A. since 1989. Mr. Rose, age 58, served as President and Chief Executive Officer of the Company from September 1, 1992 until September 30, 1996. He served as Chairman and Chief Executive Officer of Orsan S.A., a subsidiary of Lafarge S.A., from 1987 to 1992. He has served as a director of the Company since 1992.

     LAWRENCE M. TANENBAUM, Chairman and Chief Executive Officer of Kilmer Van Nostrand Co. Limited (private investment holding company). Mr. Tanenbaum, age 55, was also Chairman of the Warren Paving & Materials Group Limited until its acquisition by the Company in December 2000. He is also a member of the Board of Directors of Maple Leaf Sports and Entertainment Ltd. and a member of the Board of Governors of the National Basketball Association. Mr. Tanenbaum was elected to the Board in January 2001.

     GERALD H. TAYLOR, Telecommunications Consultant and Private Investor. Mr. Taylor, age 59, served as Chief Executive Officer of MCI from November 1996 to October 1998. He also served as MCI's President and Chief Operating Officer from July 1994 to November 1996 and as MCI's Chief Operating Officer from April 1993 to July 1994. Mr. Taylor is also a director of CIENA, INETO and Continuum Networks. He has served as a director of the Company since 1999.

     There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company or any of its subsidiaries.

HOW ARE DIRECTORS COMPENSATED?

     Base Compensation. Directors who are also employees of the Company receive no additional compensation for service as directors. Each non-employee director receives an annual fee of $34,000 for service as a director, plus $1,000 for each Board meeting attended. Each non-employee director also receives an annual fee of $3,000 for each committee on which he or she serves, plus an additional $3,000 annually for each committee of which he or she serves as chair. All fees are paid quarterly. All directors are reimbursed for travel, lodging and other expenses they incur related to attending Board and committee meetings.

     Each year, directors may elect to defer payment of their fees for that year until termination of their service as a director. Any such election must be made prior to that year's annual stockholder meeting and must specify one of two payment options--lump sum or up to ten annual installments. Directors may elect either to have their deferred fees bear interest computed quarterly at the average prime rate for the quarter or to invest their deferred fees (in increments from 10% to 100%) in "phantom" shares of the Company's Common Stock. Investments in phantom shares will be valued at the NYSE closing price of the Company's Common Stock on the date non-deferred fees would be payable. Dividends will be credited to deferred phantom shares and will be reinvested in additional phantom shares at the NYSE closing price on the dividend payment date. Directors may change existing deferred compensation investments (from cash to phantom shares or vice versa) each quarter during prescribed window periods. Phantom shares will have no voting rights and may not be sold or transferred. Distributions from phantom shares will be valued at the NYSE closing price of the Company's Common Stock on the last trading day before the payment date.

     A non-employee director who is 70 years of age or older (or, with the approval of the Board Governance Committee, between the ages of 65 and 69) and who has seven or more years of credited service as a director is entitled to receive upon retirement from the Board of Directors $20,000 annually for the remainder of his or her life, and his or her surviving spouse is entitled to receive $10,000 annually for the remainder of his or her life following such director's death. A non-employee director retiring at age 55 through 69 who has three or more years of credited service is entitled to receive upon retirement $20,000 annually for a period of time equal to his or her period of credited service as a director and his or her surviving spouse is entitled to receive $10,000 annually for the balance of such period if the director dies before the end of such period.

     Two non-employee directors of the Company (Mr. Redfern and Mr. Murdoch) also serve as directors of the Company's subsidiary, Lafarge Canada Inc. Each receives from Lafarge Canada Inc. an annual fee of Cdn. $14,000 for service as a director (paid semi-annually) plus Cdn. $1,000 for each board or committee meeting attended (paid at the conclusion of the meeting). In addition, each is reimbursed by Lafarge Canada Inc. for travel, lodging and other expenses he incurs related to attending Lafarge Canada Inc. board and committee meetings.

     Options. Each non-employee director receives during February of each year an automatic grant of an option to purchase 1,000 shares of common stock. For fiscal 2000, Thomas A. Buell, Marshall A. Cohen, Philippe P. Dauman, Jacques Lefevre, Paul W. MacAvoy, Claudine B. Malone, Robert W. Murdoch, Bertin F. Nadeau, John D. Redfern, Joe M. Rodgers, Michel Rose and Gerald H. Taylor received grants under this plan. Each option grant permits the recipient to purchase shares at their fair market value on the date of grant, which was $23.00 in the case of options granted in 2000.

     Lawrence M. Tanenbaum automatically received a one-time grant of an option to purchase 5,000 shares of common stock upon his election to the Company's Board of Directors in 2001. This option permits Mr. Tanenbaum to purchase shares at $24.25, their fair market value on the date of grant.

     Options granted to non-employee directors vest depending upon the director's length of service at the time of grant. Options granted to directors who have served continuously for at least four years as of the date of grant are fully vested. Options granted to directors who have served continuously less than four years as of the date of grant vest 25% on such date for each year of the director's prior continuous service through the date of grant and vest 25% on each subsequent anniversary of a director's joining the Board.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Executive, Finance, Board Governance, Management Development and Compensation, Audit, Stock Option, Pension, and Strategy and Development Committees.

                      CURRENT BOARD COMMITTEE MEMBERSHIPS

                                                                          MANAGEMENT
                                                               BOARD     DEVELOPMENT &         STOCK            STRATEGY AND
                 NAME                    EXECUTIVE  FINANCE  GOVERNANCE  COMPENSATION   AUDIT  OPTION  PENSION  DEVELOPMENT
                 ----                    ---------  -------  ----------  -------------  -----  ------  -------  ------------
Thomas A. Buell                                                  *             #          *      #
Marshall A. Cohen                                      *                                  #                          *
Bertrand P. Collomb                          *                   *                                                   *
Philippe P. Dauman                                                             *          *      *        *
Bernard L. Kasriel                           #                                                                       *
Jacques Lefevre                                        #
Paul W. MacAvoy                                                  *                                        *          *
Claudine B. Malone                                               *             *                 *        #
Robert W. Murdoch                                                                                         *          *
Bertin F. Nadeau                                       *                       *                 *        *
John M. Piecuch                              *         *                                                             #
John D. Redfern                              *                   #             *
Joe M. Rodgers                                         *                                  *               *
Michel Rose                                                                                                          *
Lawrence M. Tanenbaum                                                                     *                          *
Gerald H. Taylor                                                               *          *      *

---------------
* Member

# Chairman

     Executive Committee. The Executive Committee has the authority and power of the Board of Directors in the management of the business and affairs of the Company when the Board of Directors is not in session, except as otherwise provided by law. In practice, however, the Committee generally acts only with respect to matters delegated to it by the entire Board of Directors. The Executive Committee met three times during fiscal 2000 and took action by unanimous written consent four times during the year.

     Finance Committee. The Finance Committee makes recommendations to the Board of Directors as to various matters involving the financial affairs of the Company. The Finance Committee met four times during fiscal 2000.

     Board Governance Committee. The Board Governance Committee identifies and presents qualified persons for election and re-election as directors of the Company. This Committee annually reviews Board and Board committee performance, as well as the effectiveness of the Company's governance structure and matters related to corporate governance. The Committee also advises and makes recommendations concerning criteria for Board membership, the number of members of the Board of Directors and the composition and Committee structure of the Board of Directors. The Board Governance Committee met twice during fiscal 2000.

     Management Development and Compensation Committee. The Management Development and Compensation Committee reviews the Company's executive management and Board compensation standards and practices, and recommends revisions and changes in compensation arrangements. The Committee also reviews executive resources, the performance of key executives as well as organization and succession plans. The Committee approves compensation changes for all senior executives and it makes recommendations to the Board as to who should serve as officers of the Company. The Management Development and Compensation Committee met five times during fiscal 2000.

     Audit Committee. The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders and others, the systems of internal controls which management and the Board have established and the audit process. The Audit Committee serves as a focal point for and facilitates open communications relating to financial, accounting, reporting and internal control matters between the Board, management, the internal auditors and the external auditor. The Audit Committee met three times during fiscal 2000.

     Stock Option Committee. The Stock Option Committee administers the Company's stock option plans and has sole authority to grant options under the Company's stock option plans. The Stock Option Committee met once during fiscal 2000.

     Pension Committee. The Pension Committee administers the Company's various pension plans, regularly reviewing the funding status of the plans and performance of the managers of the assets of the plans, making changes in such managers when it deems it appropriate. The Pension Committee met five times during fiscal 2000.

     Strategy and Development Committee. The Strategy and Development Committee is responsible for reviewing the short-range and long-term strategic plans of the Company. This Committee also considers various strategic issues, major acquisitions and dispositions of assets and advises the Board of Directors with respect thereto. The Strategy and Development Committee met one time during fiscal 2000, with the participation of the full Board.

OTHER INFORMATION

     The Board of Directors held four meetings in 2000. Each Board Committee held such number of meetings as indicated in such Committee's description above. During 2000, Mr. Buell (64%) and Mr. Lefevre (67%) each attended fewer than 75% of the aggregate of the number of Board meetings and meetings of the Committees on which he served.

     On March 18, 1998, a stockholder derivative lawsuit was filed against the Company's directors in the Circuit Court for Montgomery County, Maryland. The lawsuit alleged breach of fiduciary duty, corporate waste, and gross negligence in connection with the Company's purchase of North American construction materials assets from Lafarge S.A., the Company's majority stockholder (the "Redland Transaction").

     The Redland Transaction, proposed to the Company in late 1997, was evaluated by a special committee of independent directors after conducting extensive due diligence and being advised by independent professionals retained by the committee to assist with its evaluation, one of which, an investment banking firm, advised the committee regarding the fairness of the price and terms of the Redland Transaction. Based on its due diligence and the opinions of its specially-retained advisers, the special committee recommended the Redland Transaction for approval by the full Board of Directors of the Company. On March 16, 1998, the full Board, consisting of a majority of independent directors, approved the Redland Transaction, which was publicly announced on March 17, 1998.

     The directors advised the Company that the lawsuit was without merit and vigorously defended against the lawsuit. By order dated January 28, 2000, the Court granted the directors' motion for summary judgment. Plaintiffs appealed the decision to the Maryland Court of Special Appeals. Upon its own motion, the Maryland Court of Appeals, Maryland's highest court, selected the appeal for hearing and decision. A hearing before the Court was held in December 2000. In early 2001, the Court of Appeals rendered its decision affirming the decision of the lower court.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and holders of more than 10% of our Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. Based upon a review of these filings and written representations from the Company's directors and executive officers, the Company believes that, during 2000, its executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors and, with respect to stock-based compensation, the Stock Option Committee of the Board of Directors. No member of either committee is an employee of the Company. All decisions made by the Compensation Committee relating to the compensation of the Company's executive officers are presented to, and are available for review by, the full Board. All decisions relating to stock options are made solely by the Stock Option Committee.

REPORT ON EXECUTIVE COMPENSATION

     The following is a report submitted by members of the Management Development and Compensation Committee and the Stock Option Committee, addressing the Company's compensation policy as it related to the Company's executive officers for fiscal 2000:

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate competitive levels of annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. This annual cash compensation, together with the payment of equity-based, incentive compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and certain key managers participate in the Company's incentive compensation plans.

     In 2000, the Company's executive compensation program consisted primarily of (i) base salary adjusted from the prior year, (ii) a bonus opportunity, based upon the performance measurements described below, and (iii) options granted under the Company's 1998 Stock Option Plan.

     Base Salary. In establishing base salaries for executive officers of the Company, the Company participates in executive compensation surveys with other construction materials and cement companies in the United States and Canada, reviews market data of general industry companies of similar size, and utilizes information provided by several independent compensation consultants. The comparison group utilized by the Company for cash compensation matters generally includes industrial companies with annual sales in excess of $1 billion, which employ more than 1,000 full time employees, with a unionized labor force, and which have been profitable over the most recent two to three year period. Individual performance among the companies included in the comparison group is not separately evaluated.

     The Company annually sets base salary targets, or midpoints, for each of its executives, including the President and Chief Executive Officer, at levels within the range of those persons holding comparably responsible positions at other companies in the Company's comparison group. Such midpoints are established based upon a point system designed to assign a value for each executive office, taking into account the various responsibilities and duties of the specific position. Due to the Company's long-term approach to compensation and the cyclical nature of the Company's business, historically a greater percentage of the annual compensation (base salary plus bonus) paid to executive officers has been represented by the salary component. Consequently, the Company has paid slightly higher base salaries and lower annual bonuses than other companies in its comparison group. However, the annual cash compensation targets for the Company's executive officers have generally been set between the median and the 3rd quartile of the range for annual cash compensation totals in the comparison group.

     Salaries for executive officers are reviewed by the Board's Management Development and Compensation Committee (the "Compensation Committee") in the first quarter of each year and may be increased at that time on the basis of the individual performance of the executive, as evaluated by senior management, the Company's expected financial performance, and changes in competitive pay levels. An annual overall budget of salary increases for the year is prepared, based upon the Company's expected financial performance and taking into consideration the expected pay increases, if any, indicated by the various industry surveys and information from various compensation consultants. The Compensation Committee then utilizes this budget in establishing salaries based upon management's evaluation of each officer's performance during the prior year. In 2000, in view of the Company's long-term compensation objectives and the Company's financial results, the budgeted salary increases were comparable to projected salary increases for the comparison group utilized by the Company.

     The base salary of $484,500 for the President and Chief Executive Officer was established in accordance with the policies established for all executive officers, and represents 85% of the President and Chief Executive Officer's total base salary of $570,000 for the year which was slightly above the midpoint of the range for persons holding comparable positions at other companies in the comparison group. Lafarge S.A. is charged 15% of the President and Chief Executive Officer's total base salary for services he renders Lafarge S.A. during the year. The Chairman of the Board annually reviews the Chief Executive Officer's performance and makes a salary recommendation which is acted upon by the Compensation Committee. The 2000 salaries of the other executive officers of the Company listed in the Summary Compensation Table (the "named executive officers") ranged from approximately 92% to 105% of the midpoints established with respect to each of such positions.

     Annual Incentives. The Company has an annual bonus plan that provides for the payment of bonuses to certain executive officers and key managers contingent upon the achievement of certain financial targets and/or individual objectives. The bonus plan is intended to reward the accomplishment of corporate objectives, reflect the Company's priority on maximizing earnings, and provide a fully competitive compensation package which will attract, reward and retain quality individuals. Under the plan, one-half of the total bonus opportunity for a participant is based upon the attainment of financially based Company performance objectives and one-half of the total bonus opportunity is based upon the achievement of individual objectives. If both the Company and individual performance objectives are attained or surpassed, participants will be eligible to receive maximum amounts ranging from 40% to 100% of their base salary, depending upon their position with the Company.

     Financially based performance objectives measure the Company's performance for the year against certain return on equity and return on net asset criteria. Subjective performance criteria are used to evaluate each officer's individual performance with respect to the individual objectives defined for such officer at the beginning of each year. Individual objectives may include the performance of a specific division or product line for which an officer is responsible, the reduction of Company or division expenses or debt, or other specific tasks or goals, and typically include a series of non-quantifiable objectives.

     Annual incentives are paid only upon the achievement of either financial performance objectives or individual performance objectives for the year. In light of the Company's earnings performance, financial performance bonuses were paid with respect to 2000 in amounts ranging from 30.1% to 37.9% of the salaries of the Chief Executive Officer and the named executive officers. The individual performance bonuses paid to these persons with respect to 2000 were in the range of 28% to 41% of such salaries.

     Mr. Piecuch's total bonus amount was equal to approximately 79% of his 2000 salary. The Company performance objective on which a portion of such bonus was based was the achievement by the Company of return on equity and return on net assets targets specified by the Compensation Committee. The factors considered by the Compensation Committee in determining the portion of the bonus based on individual objectives included his leadership role with respect to the Company's performance in 2000.

     Long-Term Incentives. Long-term incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of stockholders. Long-term awards granted in 2000 consisted of non-qualified stock options granted under the Company's 1998 Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company. Stock options are granted with exercise prices equal to the prevailing market value of the Common Stock and will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's stockholders. Generally, grants may vest in equal amounts over four years. Executives generally must be employed by the Company or an affiliate of the Company at the time of vesting.

     The Board's Stock Option Committee (the "Stock Option Committee") considers on an annual basis the grant of options to executive officers and key managers. The number of options granted is generally based upon the position held by a participant and the Stock Option Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability. In accordance with the policy maintained by the Stock Option Committee, the total number of options granted annually under the Company's stock option program represents approximately 1% of the approximately 72,000,000 outstanding shares of Common Stock of the Company (including the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc.). Generally, the grant of options is an annual determination, but the Stock Option Committee may consider the size of past awards and the total amounts outstanding in making such a determination. In 2000, the Stock Option Committee granted to Mr. Piecuch options to purchase 45,000 shares of the Company's Common Stock based upon the foregoing factors.

     Lafarge S.A., the Company's principal stockholder, has advised the Company that it may grant to certain executive officers of the Company options to purchase shares of Lafarge S.A. common stock from time to time, in recognition of their contributions to the overall performance of Lafarge S.A. and its affiliated companies. Options granted by Lafarge S.A. are not considered by the Stock Option Committee in determining the number of options to be granted by the Company.

     The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committees believe that compensation levels during 2000 adequately reflect the Company's compensation goals and policies.

March 1, 2001

         Management Development and
           Compensation Committee                         Stock Option Committee
Thomas A. Buell, Chairman                      Thomas A. Buell, Chairman
Philippe P. Dauman                             Philippe P. Dauman
Claudine B. Malone                             Claudine B. Malone
Bertin F. Nadeau                               Bertin F. Nadeau
John D. Redfern                                Gerald H. Taylor
Gerald H. Taylor

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Of the directors who constitute the Management Development and Compensation Committee and the Stock Option Committee, only John D. Redfern has been an officer of the Company or of our subsidiary, Lafarge Canada Inc. Mr. Redfern's current and previous positions with the Company and Lafarge Canada Inc. are described under "Item 1 -- Election of Directors."

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the Chief Executive Officer and the other four executive officers of the Company who were the most highly compensated for the year ended December 31, 2000 who were serving as executive officers at year end.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   ------------
                                                                                    SECURITIES
                                                ANNUAL COMPENSATION                 UNDERLYING
                                    --------------------------------------------      STOCK
             NAME AND                                             OTHER ANNUAL       OPTIONS         ALL OTHER
        PRINCIPAL POSITION          YEAR    SALARY     BONUS     COMPENSATION(1)       (#)        COMPENSATION(2)
        ------------------          ----   --------   --------   ---------------   ------------   ---------------
John M. Piecuch(3)................  2000   $484,500   $382,500                        45,000          $21,601
  President and Chief               1999    442,000    425,000                        40,000           26,168
  Executive Officer of Lafarge      1998    416,500    315,775                        35,000           24,148
  Corp.; President and Chief
  Executive Officer of LCI
Michael J. Balchunas..............  2000    280,000    162,500     $119,666(4)        15,000           52,890
  Senior Vice President             1999    210,000    156,250                        12,000           58,758
  and President, U.S.               1998    190,000     85,500                        12,000            8,607
  Cement Operations
Edward T. Balfe...................  2000    410,000    300,000                        30,000           27,477
  Executive Vice President          1999    375,000    300,000                        27,500           30,534
  and President, Construction       1998    323,000    210,000                        25,000           27,000
  Materials
Peter H. Cooke....................  2000    330,000    216,000                        25,000           53,141
  Executive Vice President --       1999    241,666    228,750                        21,000           71,637
  Cement Operations                 1998    195,489    106,508                        20,000            4,360

Larry J. Waisanen.................  2000    280,000    180,000                        25,000           18,687
  Executive Vice President          1999    255,000    193,800                        22,500           19,719
  and Chief Financial               1998    230,000    133,800                        17,500           19,720
  Officer

---------------
(1) Excludes perquisites and other benefits, unless the aggregate amount of such benefits exceeded the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer.

(2) The amounts shown for 2000 include (a) $10,613 in contributions or allocations by the Company to each of the executives' accounts under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan; (b) term life insurance premiums paid by the Company ($3,008 for Mr. Piecuch, $1,408 for Mr. Balchunas, $3,973 for Mr. Balfe, $1,684 for Mr. Cooke and $938 for Mr. Waisanen); and (c) interest that would have been payable by the executive on his interest free loan if the Company required interest to be paid ($7,980 for Mr. Piecuch, $12,891 for Mr. Balfe, $18,416 for Mr. Cooke and $7,136 for Mr. Waisanen). In addition, the amounts shown for 2000 include relocation payments made by the Company ($40,869 for Mr. Balchunas and $22,428 for Mr. Cooke).

(3) Mr. Piecuch expends 15% of his time and effort for the benefit of Lafarge S.A. Salary and bonus amounts reported are those attributable to his service to the Company.

(4) Includes a $40,648 tax equalization payment reimbursing Mr. Balchunas for taxes which he paid to Canadian revenue authorities and related expenses as a result of his performance of services in Canada, the amount of which equals the difference between actual U.S. and Canadian taxes paid and the tax he would have paid if only a U.S. tax return had been required, plus tax return preparation fees. Also includes $79,018 in payments for country club initiation and periodic dues.

OPTION EXERCISES AND YEAR-END VALUES

     The following table shows information with respect to stock options exercised during 2000 and unexercised options to purchase the Company's Common Stock granted to the Chief Executive Officer and the other named executive officers and held by them at December 31, 2000.

                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                            SHARES                     OPTIONS AT DECEMBER 31, 2000       AT DECEMBER 31, 2000(2)
                           ACQUIRED        VALUE      ------------------------------   ------------------------------
          NAME            ON EXERCISE   REALIZED(1)   EXERCISABLE      UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
          ----            -----------   -----------   -----------      -------------   -----------      -------------
John M. Piecuch.........     5,000        $19,375       128,750           101,250       $453,219           $48,081
Michael J. Balchunas....        --             --        40,500            32,500        177,533            15,088
Edward T. Balfe.........        --             --       109,375            68,125        412,875            30,175
Peter H. Cooke..........        --             --        52,750            55,750        133,300            27,025
Larry J. Waisanen.......        --             --        33,750            53,750         68,691            22,797

---------------
(1) Market value on exercise date minus option exercise price times number of options exercised.

(2) Market value at year end ($23.63) of one share of the Company's Common Stock minus option exercise price times number of options.

OPTION GRANTS

     The following table shows information with respect to grants of stock options pursuant to the Company's 1998 Stock Option Plan during 2000 to the Chief Executive Officer and the other named executive officers. No stock appreciation rights were granted in 2000.

                                 NUMBER              OPTION GRANTS IN LAST FISCAL YEAR
                              OF SECURITIES   ------------------------------------------------
                               UNDERLYING        PERCENTAGE OF
                                 OPTIONS         TOTAL OPTIONS                                      GRANT DATE
                               GRANTED(1)     GRANTED TO EMPLOYEES     EXERCISE     EXPIRATION   PRESENT VALUE(2)
            NAME                   (#)              IN 2000          PRICE ($/SH)      DATE            ($)
            ----              -------------   --------------------   ------------   ----------   ----------------
John M. Piecuch.............     45,000               4.8%              $23.00        2/7/10         $335,250
Michael J. Balchunas........     15,000               1.6%               23.00        2/7/10          111,750
Edward T. Balfe.............     30,000               3.2%               23.00        2/7/10          223,500
Peter H. Cooke..............     25,000               2.7%               23.00        2/7/10          186,250
Larry J. Waisanen...........     25,000               2.7%               23.00        2/7/10          186,250

---------------
(1) All options expire ten years after the grant date and vest in annual 25% increments beginning one year after the grant date.

(2) In accordance with Securities and Exchange Commission rules, we have used the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon actual changes in the market price of the Company's Common Stock during the applicable period.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Wilshire 5000 Index (a broad market equity index) and with the cumulative total return of a group of peer companies in the construction materials and cement industry selected by the Company for the period of five years commencing December 31, 1995 and ended December 31, 2000. The companies in the peer group index constructed by the Company are as follows: St. Lawrence Cement, Inc., Texas Industries, Inc., Vulcan Materials Company, Centex Construction Products Inc. and USG Corp.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
         AMONG LAFARGE CORPORATION, WILSHIRE 5000 INDEX AND PEER GROUP [PERFORMANCE GRAPH]

                                              LAFARGE             WILSHIRE 5000          PEER GROUP(2)
                                              -------             -------------          -------------
1995                                           100.00                 100.00                 100.00
1996                                           110.41                 121.21                 109.88
1997                                           164.88                 159.14                 169.78
1998                                           229.24                 196.43                 214.82
1999                                           159.64                 242.70                 126.82
2000                                           140.38                 216.27                 101.30

(1) Assumes $100 invested on December 31, 1995 in Lafarge Corporation Common Stock, Wilshire 5000 Index and Peer Group Index (constructed by the Company as described above). Total return assumes reinvestment of dividends.

(2) Includes St. Lawrence Cement, Inc. (converted to U.S. currency at a constant rate), Texas Industries, Inc., Vulcan Materials Company, Centex Construction Products Inc. and USG Corp.

RETIREMENT PLANS

     The Company has a trusteed noncontributory defined benefit pension plan for salaried U.S. employees. The normal retirement age of participants is 65. The amount of retirement income available to participants under the plan is based upon the years of credited service (not in excess of 35) and final average earnings, which is defined to be the average of the highest annual earnings (which includes salary, bonus and overtime payments) for any 60 consecutive months during the last 120 months of employment. The annual retirement income for each year of credited service is equal to 1.50% of the final average earnings, less 1.50% of annual primary social security benefits. A participant's accrued benefit under the plan is fully vested on the date on which such participant completes five years of service under the plan.

     Certain U.S.-domiciled executives of the Company are participants in a supplemental executive retirement plan (the "SERP") which supplements their benefits under the Company's retirement plan. Except as described below, the SERP will not be funded in advance for payment of future benefits; the general assets of the Company are the source of funds for the SERP. Pursuant to the SERP, the annual retirement income for each year of credited service for selected executives will be increased from that stated above to 1.75% of final average earnings, less 1.5% of annual primary social security benefits. Further, under the SERP, pension payments will be permitted in excess of the limit of $90,000 per year (as increased annually according to U.S. Internal Revenue Service rules) applicable under the Company's retirement plan. Mr. Piecuch, Mr. Balchunas and Mr. Waisanen are participants in the SERP.

     In October 1996, the Company established a trust to securitize SERP benefits upon a change of control of the Company or of Lafarge S.A. The trust will remain unfunded until a change in control is imminent, at which time the trust would become irrevocable and would be funded with cash sufficient to pay the benefits under the SERP. Also, the SERP was amended to provide that in the event of a change of control, the eligibility for SERP benefits will be expanded to cover SERP participants who are vested upon termination of employment but who are not otherwise eligible for retirement under the Company's retirement plan. The Board of Directors also adopted a resolution requiring the Company, in the event of a change of control, to make contributions to the Company's retirement plan to the maximum extent allowable as a current deduction for federal income tax purposes.

     The table set forth below illustrates the amount of combined annual pension benefits payable under the Company's retirement plan and the SERP to participants in specified average annual earnings and years-of-service classifications, without taking into account offsets for primary social security benefits.

                               PENSION PLAN TABLE

                FIVE-YEAR                                      ANNUAL PENSION
                 AVERAGE                             COVERED YEARS OF SERVICE AT AGE 65
                  ANNUAL                    ----------------------------------------------------
                 EARNINGS                   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
                ---------                   --------   --------   --------   --------   --------
$50,000...................................  $ 13,125   $ 17,500   $ 21,875   $ 26,250   $ 30,625
100,000...................................    26,250     35,000     43,750     52,500     61,250
150,000...................................    39,375     52,500     65,625     78,750     91,875
200,000...................................    52,500     70,000     87,500    105,000    122,500
250,000...................................    65,625     87,500    109,375    131,250    153,125
300,000...................................    78,750    105,000    131,250    157,500    183,750
350,000...................................    91,875    122,500    153,125    183,750    214,375
400,000...................................   105,000    140,000    175,000    210,000    245,000
450,000...................................   118,125    157,500    196,875    236,250    275,625
500,000...................................   131,250    175,000    218,750    262,500    306,250
550,000...................................   144,375    192,500    240,625    288,750    336,875
600,000...................................   157,500    210,000    262,500    315,000    367,500

     The years of service credited under the retirement plan and the SERP at March 1, 2001 to each individual named in the compensation table above who is a participant in the plan were as follows: Mr. Piecuch -- 14 years (retirement), 23 years (SERP); Mr. Balchunas -- 28 years (retirement), 28 years (SERP); and Mr. Waisanen -- 24 years (retirement), 24 years (SERP).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 2000, Bertrand Collomb received a salary of $250,000 for serving as Chairman of the Board of the Company; Bernard Kasriel received a salary of $135,000 for serving as Vice Chairman of the Board; and John D. Redfern received a fee of Cdn. $36,400 for serving as Chairman of the Board of our subsidiary, Lafarge Canada Inc.

INDEBTEDNESS OF MANAGEMENT

     The Company and our subsidiary, Lafarge Canada Inc. have extended non-interest bearing loans to certain of their officers to assist in the purchase of housing in the course of relocations. With respect to loans with an outstanding balance in excess of $60,000 at any time during 2000, the largest aggregate amount of such indebtedness outstanding during 2000 and the amount thereof outstanding as of December 31, 2000, respectively, were as follows with respect to the following individuals: Bertrand P. Collomb, Chairman of the Board -- $59,792, $51,908; John M. Piecuch, President and Chief Executive Officer -- $91,667, $81,667; Edward T. Balfe, Executive Vice President and President Construction Materials Group -- $145,000, $135,000; Peter H. Cooke, Executive Vice President-Cement Operations -- $200,000, $200,000; Larry J. Waisanen, Executive Vice President and Chief Financial Officer -- $80,000, $75,000; James J. Nealis, Vice President, Human Resources -- $175,000, $165,427 and Eric C. Olsen, Senior Vice President, Strategy and Development -- $200,642, $189,809.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Effective October 1, 1997, the Company entered into a three-year consulting agreement with Robert W. Murdoch pursuant to which Mr. Murdoch is paid $4,000 per day for consulting services, not to exceed $100,000 per contract year or $300,000 in the aggregate during the term of the agreement. During 2000, Mr. Murdoch was paid approximately $34,000 for consulting services pursuant to the agreement.

     The Company, our subsidiary Lafarge Canada Inc. and our majority stockholder Lafarge S.A. are parties to three agreements concerning the sharing of costs for research and development, strategic planning, human resources, communications activities, marketing and technical assistance for the gypsum wallboard division and the use of certain trademarks. In 2000, the Company and Lafarge Canada Inc. recorded expenses under these agreements for the approximate sums of $3,739,000 and Cdn. $3,464,000, respectively. The Company and Lafarge Canada Inc. have entered into agreements with Lafarge S.A. under which Lafarge S.A. pays for certain services provided to Lafarge S.A. by the Company and Lafarge Canada Inc. In 2000, charges to Lafarge S.A. for these services totaled approximately $294,000.

     During 2000, the Company and Lafarge Canada Inc. purchased products from Lafarge S.A. and certain of its affiliates in the ordinary course of business. These purchases totaled approximately $66,729,000 and Cdn. $1,447,000 for the Company and Lafarge Canada Inc., respectively.

     Messrs. Collomb, Kasriel, Lefevre, Murdoch, Piecuch and Rose are also directors or officers of Lafarge S.A.

     Mr. Tanenbaum, his family and certain family trusts own 100% of the capital stock of Kilmer Van Nostrand Co. Limited, from whom the Company acquired the Warren Paving & Materials Group Limited in December 2000. Consideration for such acquisition included the issuance to Kilmer Van Nostrand of a Cdn $25,000,000 interest free promissory note payable on April 18, 2001 and Cdn $166,434,000 of the preferred stock of LCI -- Warren Merger Inc., an indirect subsidiary of the Company. In conjunction with the transaction, Kilmer Van Nostrand purchased from the Company a warrant to acquire 4.4 million shares of the Company's Common Stock at $29.00 per share. As consideration for the warrant, Kilmer Van Nostrand executed a Cdn $21,637,000 interest free promissory note payable to the Company on December 29, 2001.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The primary function of the Audit Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to the Company's stockholders and others, the systems of internal controls which management and the Board of Directors have established and the audit process. The Audit Committee serves as a focal point for and to facilitate open communications relating to financial, accounting, reporting and internal control matters between the Board of Directors, management, the internal auditors and the Company's independent accountants.

     The Audit Committee is composed of at least four independent directors who are appointed annually by the Board of Directors. Only independent directors, as defined by the New York Stock Exchange, may serve on the Audit Committee. Members of the Audit Committee must be financially literate and at least one member is required to have an accounting or related financial background. The Audit Committee is required to meet at least three times per year.

     The Audit Committee has the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and has unrestricted access to members of management and all information relevant to the Committee's responsibilities. The Audit Committee may retain independent counsel, accountants or others to render assistance in the conduct of any investigation. Finally, the independent accountants are ultimately responsible to the Board of Directors and to the Audit Committee.

     In this context, the Audit Committee hereby reports as follows:

        - The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

        - The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

        - The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence. Further, the Audit Committee has considered whether the independent accountants' not having provided the Company with financial information systems design and implementation services is compatible with maintaining the independent accountants' independence.

          - Based on the review and discussion referred to in this report, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Audit Committee

Marshall A. Cohen, Chairman
Thomas A. Buell
Philippe P. Dauman
Joe M. Rodgers
Lawrence M. Tanenbaum
Gerald H. Taylor

     Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

     During the year 2000, the Audit Committee developed an updated charter for the Committee. Such charter was approved by the full Board on May 2, 2000. The complete text of the new charter, which reflects standards set forth in applicable SEC regulations and New York Stock Exchange Rules, is reproduced in the Appendix to this proxy statement.

AUDIT FEES

     Arthur Anderson billed the Company an aggregate of approximately $1,050,000 for services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for reviews of the financial statements included in the Company's Forms 10-Q for that year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During 2000, Arthur Andersen did not provide the Company with professional services in connection with financial information systems design and implementation.

ALL OTHER FEES

     Arthur Andersen billed the Company an aggregate of approximately $3,228,000 for professional services related primarily to tax compliance and consulting services.

        ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP audited the consolidated financial statements of Lafarge Corporation for the fiscal year ended December 31, 2000. Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as the Company's independent accountants to audit its consolidated financial statements for the fiscal year ended December 31, 2001. Although we are not required to seek your approval of this appointment, the Board of Directors believes it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for your rejection and the Board will reconsider the appointment.

     We expect one or more representatives of Arthur Andersen LLP to attend the meeting, where they will be available to respond to appropriate questions. They also will have an opportunity to make a statement if they so desire.

     Our Board of Directors recommends that you vote FOR ratification of the appointment of Arthur Andersen as Lafarge Corporation's independent accountants for the year ended December 31, 2001.

                                 OTHER MATTERS

ARE OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING?

     The Company does not expect any other matters to be presented for consideration at the annual meeting other than those matters described within this proxy statement. If any other matters are presented for consideration, the persons named in the enclosed proxy intend to vote in accordance with their judgment on each matter considered.

WHEN MUST STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING BE SUBMITTED?

     The Company expects to hold the 2002 Annual Meeting during the first week of May 2002. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company's 2002 annual meeting may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received at the Company's principal executive office no later than November 27, 2001. In addition, under the SEC's Rule 14a-4, the persons named in the proxy for the 2002 annual meeting may vote in their discretion with respect to any stockholder proposal that is not submitted to the Company on or before February 6, 2002.

WHO WILL BEAR THE COST OF SOLICITING PROXIES FOR THE ANNUAL MEETING?

     The Company will bear the cost of soliciting proxies for the annual meeting. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or telefax.

HOW DO I OBTAIN A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT?

     The Company will send the Company's Form 10-K Annual Report without charge to any stockholder who requests a copy in writing. Please direct your request to David C. Jones, Vice President-Legal Affairs and Secretary, Lafarge Corporation, 12950 Worldgate Drive, Herndon, Virginia 20170.
                                          By Order of the Board of Directors,

                                             /s/ DAVID C. JONES
                                               DAVID C. JONES
                                          Vice President -- Legal
                                           Affairs and Secretary

Herndon, Virginia
March 28, 2001

                                                                        APPENDIX

                              LAFARGE CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders and others, the systems of internal controls which management and the Board of Directors have established and the audit process. The Audit Committee will serve as a focal point for and facilitate open communications relating to financial, accounting, reporting and internal control matters between the Board of Directors, management, the internal auditors and the external auditor.

ORGANIZATION

     - The Audit Committee shall be composed of at least four independent directors who shall be appointed annually by the Board of Directors.

     - Only independent directors, as defined by the New York Stock Exchange, may serve on the Audit Committee.

     - Members of the Audit Committee shall be financially literate and at least one member of the Committee shall have an accounting or related financial background.

     - The Board shall appoint one of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee and to provide the Committee with a written agenda for all meetings.

     - The Audit Committee shall meet at least three times per year. The Committee may invite members of management or others to attend its meetings and to provide pertinent information as necessary.

AUTHORITY

In discharging its responsibilities, the Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation. The external auditor is ultimately responsible to the Board of Directors and the Audit Committee.

DUTIES AND RESPONSIBILITIES

In fulfilling its responsibilities, the audit committee shall:

General

     - Review the Committee's charter on an annual basis and recommend modifications, as necessary, to the Board of Directors.

     - Report Committee actions to the Board of Directors, including any recommendations the Committee may deem appropriate.

     - Meet with the Director of Internal Audit, the external auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee and to confirm that the external auditors and internal auditors have had full, free and unrestricted access to all company records, property, personnel and operations during the course of their audits.

     - Review with the Director of Internal Audit and the external auditor the coordination of audit efforts to assure completeness of the coverage of key business controls and risk areas, reduction of redundant efforts and the effective use of audit resources.

Internal Controls and Risk Assessment

     - Review the company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks.

     - Consider and review with management, the external auditor and the Director of Internal Audit:

        1. The effectiveness of or weaknesses in the company's internal controls and the overall control environment.

        2. Any related significant findings and recommendations of the independent accountants and internal audit together with management's responses thereto, including the plan and timetable for implementation of corrective actions.

        3. The status and adequacy of management information systems and other information technology, including the significant related risks and major controls over such activities.

Financial Reporting

     - Upon completion of the annual audit, discuss with management and the external auditor:

        1. The company's annual financial statements, related footnotes and Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

        2. The external auditor's audit of the annual financial statements and related report thereon.

        3. Any significant changes required in the external auditor's audit plan and any significant difficulties or disputes with management encountered during the course of the audit.

        4. The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

        5. Changes in accounting principles, including the rationale for such changes and their impact on the financial statements.

        6. The overall quality of the company's financial reporting and the company's accounting principles.

        7. Any other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

     - Based upon its findings in performing this review, the Audit Committee will make a recommendation to the Board of Directors regarding the inclusion of the audited financial statements in the company's Annual Report on Form 10-K.

     - The external auditors shall perform reviews of the company's quarterly financial statements and discuss with management and with the Committee or its Chairman the results of their review prior to the filing of the company's Quarterly Reports on Form 10-Q.

External Auditor

     - Recommend to the Board of Directors the selection, retention and, when necessary, the replacement of the external auditor; review the compensation of the external auditor.

     - Review the scope and approach of the annual audit, including the identification of business and financial risks and exposures, with the external auditor.

     - Confirm the independence of the external auditor. On an annual basis, obtain from the external auditor a written statement that confirms their independence and addresses relationships and services which may impact independence. The Committee shall take appropriate action in response to the external auditor's report to satisfy itself of the external auditor's independence.

     - Obtain and review a schedule summarizing the nature of all services provided by and the related fees paid to the external auditor.

     - Instruct the external auditor to report directly to the Audit Committee any serious difficulties or disagreements with management.

Internal Auditor

     - Review and evaluate the scope and nature of the internal audit plan, including the linkage of the plan to the company's overall business objectives and management's identification of success and risk factors.

     - Consider, in consultation with the Director of Internal Audit, the scope, role and independence of the internal audit function.

     - Review with management and the Director of Internal Audit significant audit findings, management's responses thereto, corrective actions implemented as a result of such findings and any changes in the scope of the internal audit plan.

     - Review with the Director of Internal Audit and management the internal audit department budget, staffing and charter.

(FRONT OF CARD)

                               LAFARGE CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 8, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bertrand P. Collomb, John D. Redfern and John M. Piecuch (acting by majority or, if only one be present, by that one alone), and each of them, proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Lafarge Corporation (the "Company") standing in the name of the undersigned on March 12, 2001, at the Annual Meeting of Stockholders to be held on May 8, 2001 in McLean, Virginia, and at any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS; BOTH OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

--------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------
This proxy should be signed exactly as your name(s) appear(s) hereon. JOINT owners should both sign. If signing as attorney, executor, guardian, or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.
--------------------------------------------------------------------------------
HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-------------------------------------      -------------------------------------
-------------------------------------      -------------------------------------
-------------------------------------      -------------------------------------

(BACK OF CARD)

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
        -------------------                                                                           FOR ALL     WITH     FOR ALL
        LAFARGE CORPORATION                                                                           NOMINEES    HELD     EXCEPT
        -------------------                          1. ELECTION OF DIRECTORS.                          [ ]       [ ]        [ ]
                                                        THE NOMINEES ARE:

                                                        THOMAS A. BUELL
        MARK BOX AT RIGHT IF AN ADDRESS                 MARSHALL A. COHEN           PAUL W. MACAVOY         JOE M. RODGERS
        CHANGE OR COMMENT HAS BEEN NOTED     [  ]       BERTRAND P. COLLOMB         CLAUDINE B. MALONE      PHILIPPE ROLLIER
        ON THE REVERSE SIDE OF THIS CARD.               PHILIPPE P. DAUMAN          ROBERT W. MURDOCH       MICHEL ROSE
                                                        BERNARD L. KASRIEL          BERTIN F. NADEAU        LAWRENCE M. TANENBAUM
        I PLAN TO ATTEND THE MEETING.        [  ]       JACQUES LEVEVRE             JOHN D. REDFERN         GERALD H. TAYLOR

                                                        INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE,
                                                        MARK THE "FOR" ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE
                                                        NAME(S) OF THE NOMINEE(S) IN THE LIST PROVIDED ABOVE.

THE SIGNER HEREBY REVOKES ALL PROXIES                2. APPROVAL OF APPOINTMENT OF ARTHUR ANDERSEN LLP      FOR   AGAINST   ABSTAIN
HERETOFORE GIVEN BY THE SIGNER TO VOTE                  AS INDEPENDENT ACCOUNTANTS.                         [ ]     [ ]       [ ]
AT SAID MEETING OR ANY ADJOURNMENTS THEREOF.

                            ----------------         3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
PLEASE BE SURE TO SIGN      DATE                        VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME
AND DATE THIS PROXY.        ----------------            BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
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STOCKHOLDER SIGN HERE       CO-OWNER SIGN HERE
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DETACH CARD                                                                                                           DETACH CARD
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